UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

May 25, 2005

Date of Report (date of earliest event reported)

Commission File Number 000-29367

VantageMed Corporation

(Exact name of Registrant as specified in its charter)

Delaware	68-0383530
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11060 White Rock Road, Suite 210, Rancho Cordova, California 95670

(916) 638-4744

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 25, 2005, VantageMed Corporation issued a press release announcing the promotion of Mark Cameron to the position of Chief Operating Officer.  Mr. Cameron’s promotion was made effective May 25, 2005.  A copy of our press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Prior to joining VantageMed in February 2005, Mr. Cameron served as a Senior Vice President of Product Development with Beech Street Corporation, the nation’s largest independently owned Preferred Provider Organization (PPO) in the United States. Prior to joining Beech Street, Mr. Cameron was the Vice President of Production Services for WebMD Corporation and was instrumental in developing and growing WebMD’s hosted physician services. Before joining WebMD, Mr. Cameron was a Vice President at Cigna. Mr. Cameron brings to VantageMed a deep understanding of the entire physician revenue cycle management process. Mr. Cameron holds a Masters of Business Administration from the University of Dallas and a Bachelor of Science in Computer Science from the University of Tulsa.

Mr. Cameron participated in the private placement of common stock VantageMed completed in March 2005.  Mr. Cameron purchased 26,882 shares of common stock and received warrants to purchase an additional 10,752 shares of common stock in the transaction.

Item 9.01 – Financial Statements and Exhibits

(c)          Exhibits

Exhibit 99.1 – Press Release dated May 25, 2005 announcing the promotion of Mark Cameron to the position of Chief Operating Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange act of 1934, VantageMed Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VANTAGEMED CORPORATION

	By:	/s/ Philip Ranger
Dated: May 27, 2005		Philip Ranger
Chief Financial Officer